                                                                    Exhibit 10.6

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 ZIPLINK - WEBTV
                           NETWORK SERVICES AGREEMENT

This Agreement is made and entered into on this 23RD DAY OF OCTOBER, 1996 ("Effective Date"), between ZipLink, LLC ("ZipLink") whose address is 40 Woodland Street, Hartford, CT 06105, and WebTV Networks Inc. whose address is 305 Alma Street, Palo Alto, California 94301 ("WNI"). The parties hereto agree and bind themselves as follows:

      1.    SERVICE

            1.1 NETWORK SERVICES: ZipLink shall sell, and WNI shall purchase, telecommunications services for the interconnection of WNI's end users to WNI's facilities. These services consist of two main components:

                  1.1.1 Dialup Network Services: ZipLink shall provide dialup access via standard telephone lines between WNI's end users and ZipLink's facilities as more fully described in Schedule A.

                  1.1.2 Connectivity between ZipLink and WNI: ZipLink shall
                        provide connectivity between ZipLink's dialup network facilities and WNI's facilities as more fully described in Schedule C. The traffic shall be delivered through dedicated lines between ZipLink's facilities and WNI's facilities; special provisions may be made for delivering some or all of the traffic through the Internet, as described in Schedule C. The cost for establishing and maintaining such connectivity shall be paid by the parties as set forth in Schedule C.

            1.2 NETWORK PERFORMANCE: ZipLink shall use commercially reasonable efforts to operate its network services seven (7) days per week, twenty four (24) hours per day, each day of the year. ZipLink's telecommunications services provided to WNI shall be of a quality usual and customary in the industry for national Internet access providers.

            1.3 NETWORK INTEROPERABILITY: Both parties agrees to comply with the technical requirements listed in Schedule A.

            1.4 NETWORK COVERAGE: ZipLink currently maintains a local dial footprint of 57 local access numbers in 21 major metropolitan areas in 10 states, as described in Schedule D. ZipLink will not reduce this local dial coverage below 90% of the existing local dial coverage, based on the total population of the areas listed in Schedule D, for a period greater than 60 days. ZipLink shall provide WNI with 30 days notice prior to discontinuing an existing local access number and/or a particular geographic location. If ZipLink breaches any obligation of this Section 1.4, WNI shall have the right to renegotiate all terms and conditions of this Agreement. If such renegotiation does not result in an agreement between the parties within 30 days, WNI shall have the right to immediately terminate this Agreement. In addition, upon the occurrence of any decrease in local dial coverage, WNI shall have the right to a pro rata decrease in its Commitment based on the total population of the areas listed in Schedule D, notwithstanding the requirement of
                  Section 7.

            1.5 CUSTOMER SERVICE AND TECHNICAL SUPPORT: WNI is responsible for all end user customer support, billing, and collections. ZipLink shall not be responsible of any hardware and software requirements of WNI's end-user customers to connect with ZipLink's facilities. ZipLink's relationship under this agreement is solely with WNI and not with any WNI end user. ZipLink shall provide WNI with a toll-free number and a pager number to report problems relating to network availability. The toll-free and pager numbers shall be used only by WNI and shall not be released to WNI's customers. Such telephone assistance shall be available to WNI on a continuous basis, 24 hours per day, 7 days per week, for each day of the year, and shall be provided by a qualified technician. ZipLink shall use commercially reasonable efforts to begin analysis of any request for assistance or report of problems within one half hours of any call made by WNI for such purpose. ZipLink shall make all repairs required for the proper functioning of its systems as soon as commercially reasonable after the discovery thereof or WNI's notice to ZipLink thereof. ZipLink shall actively monitor the performance of its systems, and shall notify WNI promptly of any condition which materially adversely affects such performance. ZipLink will use best efforts to provide WNI with advance information as to the changes in its service infrastructure, hours of operation, modification to communications protocols and any other planned changes in the service that could reasonably be expected to have a material affect on WNI's ability to service its end users.

            1.6 RESALE: The services provided by ZipLink are for the use of WNI customers only, and WNI will not resell the services provided by ZipLink hereunder to any other party for resale by such party except with the prior written approval of ZipLink, which approval shall be in the sole discretion of ZipLink, and only if such party agrees in writing to all of the terms and conditions of this Agreement. WNI shall not at any time or in any manner represent itself as the operator of ZipLink.

            1.7 PROJECT MANAGEMENT: Prior to the termination of the testing period provided in Section 6, each party will assign a project manager for the term of the contract to serve as the other party's primary single point of contact.

            1.8 REPORTING: Within five business days of the end of each calendar month, and in no event later than the date that any invoice pursuant to Section 2.2 is delivered, ZipLink shall provide WNI with monthly usage data detailing network access by WNI's customers, on which ZipLink shall base its billing to WNI.

      2.    PRICING AND BILLING

      2.1 PRICING: The prices in Schedule B apply for all services provided by ZipLink under this Agreement. For all other services which WNI may request, ZipLink's list prices apply unless other prices have been specifically negotiated. WNI shall be responsible for any federal, state or local tax, fee or surcharge upon the products or services covered by this Agreement other than on the gross income of

            ZipLink.

      2.2 INVOICES: ZipLink shall provide to WNI a monthly invoice for all sums due pursuant to this Agreement, and WNI agrees to pay all such invoices to ZipLink no later than thirty (30) days after the receipt of such invoices . Any disputed amounts shall be resolved by arbitration pursuant to the provisions of Paragraph 11. Any payment made more than 30 days after due is subject to a charge of the lesser of 1.5% per month or the maximum legal interest rate.

      2.3 NETWORK AVAILABILITY: WNI shall maintain and provide to ZipLink on a monthly basis accurate records (by individual point of presence) as to each telephone call by WNI customers whose call is routed to ZipLink's network for internet access via dialup service. If the Connection Success Ratio for any dialup POP is less than * for any given month, then ZipLink shall give a credit to WNI in an amount equal to the Network Availability Credit for such dialup POP. The Connection Success Ratio shall be expressed as a percentage and shall be equal to the ratio of Successful Connections (as defined herein) to Total Connections (as defined herein). A Successful Connection is any call of a WNI customer to a ZipLink dialup POP which successfully connects to ZipLink's facilities for internet access (e.g., no busy signal was received). A Routed Connection is any call of a WNI customer which is initially routed to a ZipLink dialup POP for internet access but which must be rerouted to another internet service provider because a Successful Connection was not made. Total Connections shall be equal to the sum of Successful Connections and Routed Connections. The Network Availability Credit shall be equal to (a) * minus the Connection Success Ratio times (b) the Individual POP Access Ratio (as defined herein) times (c) the monthly fee payable to ZipLink for such month. The Individual POP Access Ratio shall be expressed as percentage and shall be equal to the ratio of the number of WNI customer receiving access via such dialup POP bears to the total number of WNI customers receiving access via all ZipLink dialup POP. For example if the Successful Connection Ratio is * for all users of the NY City POP, and if the NY City POP represents 10% of all the WNI/ZipLink customers (i.e., the Individual POP Access Ratio) and the fee for such month for all WNI/ZipLink customers is $200,000, then ZipLink will reduce that month's total fee by * * 10% * $200,000). ZipLink will maintain a schedule of the percentage of customers using each POP. Notwithstanding the foregoing, no Network Availability Credit will be due or received if the total dollar amount of services provided by ZipLink for such month exceeds * of the Commitment (as defined herein) for such month. The Network Availability Credit is WNI's sole remedy for any problems with Routed Connections. Any claim for a Network Availability Credit must be made within 30 days of the end of the month for which such request is made. ZipLink may audit WNI records to confirm the appropriateness of any request for a Network Availability Credit.

INDEMNIFICATION

WNI agrees to have all of its customers enter into an end user agreement (the "End User Agreement') in substantially the form provided to ZipLink, the receipt and adequacy of which ZipLink acknowledges. In addition to its rights under
Section 5.1.2, ZipLink may deny or refuse connection or access to any ZipLink dialup POP to any WNI customer who violates the End User Agreement or notifies ZipLink that it has a claim against ZipLink or that ZipLink is or might be responsible to such customer for damages related to any services provided to such customer through WNI. WNI shall defend, indemnify, and hold harmless ZipLink against any claims, costs or expenses (including reasonable attorney's fees) arising out of, relating to or resulting from (a) any breach of this Agreement by WNI, (b) any use by WNI of ZipLink's services in violation of this Agreement or (c) any act or omission of any WNI customer which constitutes a breach of the End User Agreement. ZipLink shall defend, indemnify, and hold harmless WNI against any claims, costs or expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any breach of this Agreement by ZipLink other than claims of third parties. The indemnification obligations contained in this Section 3 are the exclusive rights and remedies of the parties in connection with this Agreement and the services described herein and the indemnification obligations are limited as described in
Section 10.

4.    TERM

The term of this Agreement shall commence on the Effective Date hereof and shall continue until the date which is three (3) years from the date hereof, which term shall be automatically renewed for additional one year terms, provided that neither party has delivered to the other party a written notice of intent not to renew for the forthcoming term. Such notice of intent shall be delivered not less than 120 days in advance of the end of the current term.

5.    TERMINATION

      5.1   This Agreement may be terminated as follows:

            5.1.1 Either party may terminate its obligations under this
                  Agreement for cause, without penalty, in the event that the other party breaches any material term of this Agreement and the breaching party does not cure such breach within 30 days of its receipt of written notice from the non-breaching party of its intent to terminate, which notice shall describe clearly the breach giving rise to such termination. A payment breach by WNI is covered by Section 5.1.3 and no notice and cure right is applicable to such breach.

            5.1.2 ZipLink may terminate its obligations under this Agreement without penalty and with 10 days written notice to WNI if a WNI Customer violates the End User Agreement and such violation is not cured to the satisfaction of ZipLink within seven (7) days after written notice thereof by ZipLink; provided however that such 10 day notice period may not be given until the expiration of the seven (7) day cure period provided. ZipLink acknowledges that WNI's cancellation of the subscription of a customer who violates the End User Agreement is a sufficient cure. ZipLink may terminate its obligations under this

                  Agreement without penalty if any amounts due and owing by WNI remain unpaid 45 days after the date of invoice.

            5.1.3 Either party may terminate this Agreement for convenience and without cause after giving the other party 120 days prior written notice. In the event of any termination under this
                  Section 5.1.4 by either party, ZipLink will maintain service availability through a ramp-down period which will start at the end of the 120 day notice period, or sooner if mutually agreed. The party so terminating for convenience will determine the number of subscribers to be removed each month, which will be conducted according to the following schedule:

                         # subscribers                 max # subscribers ramped
                  remaining at the end of the month  down in the following month
                  ---------------------------------  ---------------------------

                           1 -  50,000                          10,000
                      50,001 - 100,000                          20,000
                     100,001 - 250,000                          40,000
                     251,001 - 350,000                          70,000
                     351,001 - 500,000                         100,000
                     500,001 - 750,000                         150,000
                   > 750,001                                   200,000

                  Eight months after the beginning of the rampdown, any remaining WNI users may be removed.

            5.1.4 Either party can accelerate this ramp-down schedule with the written consent of the other party. WNI will be responsible for, and shall pay for, all services provided until the end of the ramp down period.

      5.2 The exercise of any right of termination under Section 5.1.1, 5.1.2 or 5.1.3 shall be in addition to, and not in lieu of, any other rights and remedies of the nonbreaching party hereunder. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 3, 9, 10 and 15 shall survive the expiration or termination of this Agreement for any reason.

6.    TESTING

During the period of 60 days following execution of this Agreement, both parties shall use all commercially reasonable efforts to integrate their respective networks to provide the connectivity described in Schedule C and shall conduct testing to assure such connectivity. If either party shall reasonably declare the testing results to be unsatisfactory at the conclusion of the 60 day period, then the parties shall have another 20 days to correct the problem; and if such correction is not completed to the mutual and reasonable satisfaction of the parties within such time, then either party shall be entitled, upon written notice to the other party, to terminate this Agreement without further liability to either party. If no such notice is given within 80 days after the execution hereof, satisfactory completion of technical testing shall be presumed, and the contract shall remain in full force and effect. Monthly minimum Commitments as set forth in Section 7 will begin to accrue from the date of the satisfactory completion of testing. Billing will begin 30 days after the termination of testing, at the rates described in Schedule B. If testing is completed during the course of a month, the first month's minimum Commitment will be prorated to reflect the shortened month.

7.       COMMITMENTS

At the end of the testing period provided in Section 6, WNI shall make a dollar commitment (a "Commitment") for the remainder of the then current month and a dollar Commitment for the following month. Thereafter, on the first day of each month, WNI shall provide a Commitment for the next month. Each Commitment shall be WNI's minimum payment to ZipLink for the services provided by ZipLink under this Agreement for such month whether or not such services are used by WNI or its customers. For example, if the testing period finishes on October 10, 1996, on that date WNI would provide a Commitment for the period between October 11 and October 31 and a Commitment for the month of November 1996. Before or on November 1, 1996, WNI would then provide a Commitment for the month of January 1997. When WNI provides a new Commitment to ZipLink, ZipLink shall, within five business days of receipt of a proposed Commitment from WNI, accept all or some of the proposed Commitment by notice to WNI provided. however that ziplink shall not accept a commitment that is lower than the service provided to wni by ziplink in the immediately preceding month. Failure to notify WNI within 5 business days constitutes acceptance by ZipLink of WNI's proposed Commitment.

All Commitments for a specific month shall not be lower than the Commitment ACCEPTED BY ZIPLINK For the immediately preceding month.

                     *

For instance, if the testing period ends on December 15, 1996, WNI would have no minimum requirement for the period between December 15 and December 31, but would have to commit for at least $30K for the month of January.

Commitments cover the cumulative traffic coming from the "Per Subscriber" pricing plan and the "Per Hour" pricing plan. Commitments do not require a dollar breakout between the two pricing plans.

8.    FORECASTS

WNI shall provide ZipLink with initial and periodically revised six-month forecasts of its expected usage, including the number of users connecting under the "Per Subscriber" pricing plan (as defined in Schedule B) and the number of connection hours under the "Per Hour" pricing plan. WNI shall use its best efforts to provide reasonably accurate forecasts, but both parties acknowledge and agree that such forecasts are not binding.

WNI shall also use its best efforts to provide ZipLink with advance information as to marketing programs which WNI expects will materially impact future loads, particularly as to loads in particular geographical locations/POPs.

9.    NO PUBLICITY

Neither party shall disclose the prices and terms of this Agreement, except for disclosure in confidence to its employees and consultants, accountants, attorneys, bankers, investors, potential investors, or as required by law. Neither party shall publicize the existence of this Agreement without the consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party prior to the publication of such press release materials.

10.   LIMITATION OF LIABILITY

ZIPLINK MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, FOR THE SERVICE AND PRODUCTS IT IS PROVIDING. ZIPLINK HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ZIPLINK WILL NOT BE RESPONSIBLE FOR ANY DAMAGE SUFFERED BY WNI OR ITS CUSTOMERS AS A RESULT OF ANY FAILURE OF ZIPLINK NETWORK FUNCTIONALITY, INCLUDING LOSS OF DATA RESULTING FROM DELAYS, NONDELIVERIES, MISDELIVERIES, OR SERVICE INTERRUPTIONS CAUSED BY ZIPLINK'S OWN NEGLIGENCE OR ANY ERRORS OR OMISSIONS OF WNI OR ITS CUSTOMERS. USE OF ANY INFORMATION OBTAINED VIA ZIPLINK'S NETWORK IS AT WNI'S AND ITS CUSTOMERS' OWN RISK AND ZIPLINK CANNOT GUARANTEE THE ACCURACY OR SECURITY OF ANY NETWORK CONTENT. ZIPLINK SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY STATED OR IMPLIED HEREIN, NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INCIDENTAL, INDIRECT CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA) ARISING OUT OF OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER SUFFERED BY THE OTHER OR BY ANY ASSIGNEE OR OTHER TRANSFEREE OF, OR PARTY CLAIMING RIGHTS DERIVED FROM, THE OTHER, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES . EXCEPT FOR ZIPLINK'S BREACH OF SECTION 15.1 OR ZIPLINK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT OR CIRCUMSTANCE SHALL ZIPLINK'S AGGREGATE LIABILITY HEREUNDER EXCEED THE MAXIMUM AMOUNT PAID BY WNI TO ZIPLINK FOR SERVICES FOR ANY ONE MONTH PERIOD AND WITH RESPECT TO CLAIMS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ZIPLINK'S AGGREGATE LIABILITY SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID BY WNI TO ZIPLINK FOR ANY THREE (3) CONSECUTIVE MONTHS.

11.   GOVERNING LAW

      11.1 This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principle of conflict of laws.

      11.2 Any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association, and judgment upon any award rendered may be entered and enforced in any court of competent jurisdiction. If any arbitration is brought by ZipLink it shall be held in San Francisco, California and if brought by WNI shall be held in Hartford, Connecticut.

      11.3 The party submitting such dispute shall request the American Arbitration Association to:

            (i) Appoint an arbitrator who is knowledgeable in telecommunications and familiar with the telecommunications industry and who will follow the substantive rules of law; and

            (ii)  Require the testimony to be transcribed; and

            (iii) Require the award to be accompanied by findings of fact and a statement of reasons for the decision.

      11.4 In the event of any such arbitration or any court action, the losing party shall pay all reasonable costs of collection, court costs and attorneys' fees.

12.   ENTIRE AGREEMENT

The parties hereto acknowledge that they have read this entire Agreement and that this Agreement and the exhibits attached hereto constitute the entire understanding and contract between the parties and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by the parties.

13.   RELATIONSHIP OF PARTIES

The parties to this Agreement are independent contractors. No agency, partnership, joint venture or employment is created as a result of the Agreement. Neither party is authorized to bind the other in any respect whatsoever.

14.   BINDING EFFECT

Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

15.   CONFIDENTIALITY

      15.1 The parties agree that all disclosures of confidential and/or proprietary information during the term of this Agreement shall constitute confidential information of the disclosing party, including without limitation all information relating to WNI end users or usage of ZipLink services by WNI or its end users. Each party shall use its best efforts to ensure the confidentiality of such information supplied by the disclosing party, or which may be acquired by either in connection with or as a result of the provision of the services under this Agreement. Both parties warrant that they shall not disclose, use, modify, copy, reproduce, or otherwise divulge such confidential information. Both parties further agree to prevent their employees and representatives from disclosing, using, modifying, copying, reproducing, or otherwise divulging such confidential information, and shall hold each other harmless and protect and indemnify the same in the event of any disclosure by said persons.

        15.2 The provisions of this Section 15 shall not apply to any part of the confidential and/or proprietary information to the extent that:

                15.1.1 Such information was in the possession of the receiving party prior to disclosure to it hereunder without any obligation for confidentiality of such information;

                15.1.2 Such information was generally known or otherwise in the public domain prior to disclosure hereunder, or becomes so known subsequent to such disclosure through no fault of the receiving party;

                15.1.3 Such information was received by the receiving party from a third party not under an obligation to the owner of such information not to disclose it;

                15.1.4 Such information was independently developed by the receiving parry without the benefit of the other party's confidential and/or proprietary information;

                15.1.5 Such information was approved for release by written authorization of the disclosing party;

                15.1.6 Such information was disclosed pursuant to the requirement or demand of a lawful governmental or political authority, but only to the extent required by operation of law, regulation or court order.

14.     PLURAL/GENDER

Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

17.     SEVERABILTY

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

18.     COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. it shall not be necessary for all parties to execute the same counterpart hereof

19.      WAIVER

No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

20.      NOTICE

Unless otherwise provided, any notice to be given hereunder shall be effective on the fifth day after dispatch. Such notice shall be sent by first class mail, postage prepaid and marked for delivery by certified or registered mail, return receipt requested, addressed to the parties listed below at their respective places of business, or at such other addresses of which notice has been given to the addressing party:

                If to WebTV Networks, Inc.:

                         WebTV Networks, Inc.
                         305 Lytton Avenue
                         Palo Alto, CA 94301
                         Attention:  Bill Yundt
                                cc:  Gary Moore, McCutchen, Doyle,
                                       Brown & Enersen, LLP

                If to ZipLink:

                         ZipLink
                         40 Woodland Street
                         Hartford, CT 06105
                         Attention:  Eric M. Zachs
                                cc:  Newton Brenner,
                                       Brenner, Saltzman, & Wallrnan

21.     NO ASSIGNMENT

This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, provided that either party may assign this Agreement in connection with a merger or reorganization or sale or transfer of substantially all of its business to any party (a "Transfer"). In the event of an assignment in connection with a Transfer if the non-assigning party has a reasonable basis for concern about the quality of continued performance under this Agreement due to the assignee's conflicts of interest or inferior operating history or financial condition or that the assignee is a competitor of the non-assigning party, the non-assigning party shall have the option to terminate this Agreement for convenience by giving 120 days prior notice, with no ramp-down period, such option to be exercised only within the first 60 days following such party's receipt of notice of such Transfer.

22.      FORCE MAJEURE

No party shall be liable by reason of any failure or delay in the performance of its obligations due to strikes, riots, fires, explosions, acts of God, war, governmental action or any other cause which is beyond the reasonable control of such party, provided that in the event that a force majeure described in this Section 22 extends for a period in excess of sixty (60) days, the other party shall be entitled to terminate this Agreement.

23.     COMPLIANCE WITH LAWS

Each party shall comply with all Laws, regulations and other legal requirements that apply to this Agreement. ZipLink hereby warrants that, to its knowledge, it has complied with all laws, regulations, and orders relating or pertaining to the provision of the services to be provided under this Agreement, including without rotation, all applicable state or federal legislation or rule applicable to the services in any material respect. To the knowledge of ZipLink, material permits, licenses, and authorizations required by any regulatory bodies have been obtained and are in effect for the services.

24.     FACSIMILE TRANSMISSION

Parties to this Agreement are authorized to execute the Agreement, and transmit a signed copy of same via facsimile to the other parties, who hereby agree to accept and rely upon such documents as if they bore original signatures. The parties sending such facsimiles hereby acknowledge and agree to provide to the other parties, within seventy-two (72) hours of transmission, the Agreement bearing an original signature.

25.     NO THIRD PARTY BENEFICIARY

The rights and remedies provided herein are for the exclusive benefit of the parties hereto and their permitted assignees. No right or benefit of any of the terms and conditions herein is intended to, or shall, be afforded to any third party.

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above recited.

        WEBTV NETWORKS, INC.                    ZIPLINK, LLC

        By: /s/ Stephen G. Perlman              By: /s/ Eric Zachs

        Name: Stephen G. Perlman                Name: Eric Zachs

        Title: President & CEO                  Title: Manager

                                   SCHEDULE A

                            NETWORK INTEROPERABILITY

1. ZipLink shall make its dialup network access facilities available to WNI's customers via standard telephone lines.

2. ZipLink shall operate a proxy server that can identify access by WNI customers and forward login attempts from such customers to WNI's Radius server for authentication, provided that WNI's Radius server can be reached through the Internet from ZipLink's network, or with dedicated lines between the parties.

3 . ZipLink shall operate a TCP/IP network that can link WNI's customers who connect to ZipLink's dialup network access facilities to WNI's servers, provided WNI's servers can be reached through the Internet from ZipLink's network, or with dedicated lines between the parties.

4. ZipLink shall provide WNI with applicable Radius software, as it is required for interoperability with ZipLink's Radius implementation. WNI will be responsible for any fees to third parties for licensing this software for the copies used by WNI. In connection with obtaining the source code for the Radius Software, WNI must agree to reasonable confidentiality and source code protection requirements of the owner of the Radius Software and ZipLink.

5 ZipLink's network services shall maintain Radius server interoperability during the course of the contract.

6. WNI agrees that it shall operate its own Radius server, which will perform user validation functions, and will maintain this server in a secure environment. WNI also will maintain this server with reasonably current versions of the Radius protocols as provided by ZipLink.

7. WNI agrees to assign each end user customer a unique identification number for billing purposes, and to reasonably cooperate with ZipLink in establishing the structure of this identification number.

8. WNI and ZipLink each agree to cooperate with the other in identifying and resolving any security infringements which involve WNI's customers and ZipLink's network.

9. WNI will impose inactivity time-outs on the WebTV boxes of a maximum of 15 minutes. ZipLink will implement inactivity time-outs of a minimum of 17 minutes for backup purposes, in case the time-out built into the box does not kick in.

10. It is recognized and agreed that any billing data supplied on an interim basis (more frequently than monthly) is an estimate and may not be relied upon for 100% accuracy.

                                   SCHEDULE B

                         DIALUP NETWORK SERVICES PRICING

1.      ZipLink shall offer 2 different pricing plans:

        o       "Per Subscriber" pricing plan"

        o       "Per Hour" pricing plan"

        Whenever a WebTV box connects to ZipLink, WNI shall ensure that the box uses an ID whose prefix identifies which pricing plan to use to bill that connection (a "Per Subscriber ID" or "Per Hour ID," as applicable).

1.1     "PER SUBSCRIBER" PRICING PLAN

At the end of each month, ZipLink shall count the number of unique Per Subscriber IDs that were used to connect to the service during that month . A Per Subscriber ID that was used in a prior month and that was not used in the month to be billed shall not be accounted for. WNI would then be billed an amount equal to this number of unique Per Subscriber IDs multiplied by a price per subscriber defined as follows.

Through March 31, 1997, pricing shall be at * per subscriber per month.

After March 31, 1997, the per subscriber pricing for a specific month shall be related to the number of subscribers that connected during that month with a Per Subscriber ID:

             NO. OF SUBSCRIBERS             AMOUNT PER SUBSCRIBER

                                     *

1.2     "PER HOUR" PRICING PLAN

At the end of each month, ZipLink shall calculate the cumulative numbers of hours spent on-line by WebTV users that were identified by a Per Hour ID, Each customer's usage will be calculated in seconds. WNI would then be invoiced an amount equal to this number of hours multiplied by A price per hour defined as follows:

The "Per Hour" pricing shall be related to the Commitment made by WNI for that month as defined in Section 7. This monthly Commitment includes traffic falling both under the "Per Subscriber" pricing plan and the "Per Hour" pricing plan.

              MONTHLY COMMITMENT                 HOURLY FEE

                                    *

2. If WNI's customers' usage is such that significant network resources beyond those anticipated are used, ZipLink will propose a schedule for compensation for the higher usage at least thirty days in advance of its taking effect at the beginning of a calendar month. In the event that no such schedule has been agreed upon by the beginning of said calendar month and Peak Users to Port Ratio (as described below) is less than *, WNI shall be charged and pay a Peak Port Fee (as defined below) for that month.

The Peak User to Port Ratio is based on the number of ports required to support WNI's subscribers. To calculate this ratio for a specific month, ZipLink shall determine the * of use for its non-WNI customers within the applicable month. The busiest hours are those hours in which the cumulative time spent by non WNI users on the ZipLink dialup network is the highest. During these *, ZipLink shall track for each minute the number of ports used by non WNI users at the beginning of the minute. The total number of ports in use divided by * shall be the Average Peak Port Usage. The Peak User to Port Ratio shall be the number of unique WNI subscribers that connected through ZipLink during that specific month (the "Total WNI Users") divided by the Average Peak Port Usage.

The number of Excess Ports is the difference between (a) the Average Peak Port Usage and (b) the quotient of (x) the Total WNI Users divided by (y) *.

The Peak Port Fee in any month is defined as number of Excess Ports multiplied by *. A mutually agreed upon schedule may replace these extra usage fees at any time.

                                   SCHEDULE C
                      CONNECTIVITY BETWEEN ZIPLINK AND WNI

        ZipLink will provide to WNI:

        (1) dedicated access facilities (i.e. leased lines or equivalent transmission facilities and all equipment required at both ends) to carry the aggregated traffic from WNI's dial-in customers from ZipLink's location(s) to WNI's computer server facilities in Palo Alto, CA and

        (2) backup access for WNI customer traffic from ZipLink to WNI or from WNI customers directly to the Internet via ZipLink's connection(s) to the Internet, including management of routing in accordance with reasonable WNI requirements to insure routing integrity and reliability under both normal conditions (utilizing the dedicated connection in described in (1) above) and fallback conditions in which WNI traffic is routed by ZipLink through connections to Internet backbone providers and NAPs (well known Network Access Points).

        ZipLink will manage all the access delivery provided hereunder. For the dedicated access services, ZipLink-provided management will include but not be limited to: ordering of equipment and circuits, equipment (and router software) configuration in accordance with WNI requirements; active monitoring of network equipment for operational status, fault detection, measurement and reporting of traffic volumes; maintenance and repair of hardware and software. A Letter of Agency will be provided to the LEC/high CAP to allow ZipLink to order and manage these dedicated access circuits. The contracts for these circuits will be between WNI and the LEC/high CAP, and WNI will be responsible for the one-time and recurring fees associated with it.

        ZipLink will propose the specific hardware and software to be used for connecting the two networks. WNI and ZipLink will then modify this proposal as necessary to accommodate the needs of each network. A list of required items will be prepared and signed off by both parties, and WNI shall purchase at its expense the items and deliver them to ZipLink or rent the equipment from ZipLink on mutually acceptable terms. Execution of any rental agreement will be at the sole discretion of each party.

        On request by WNI, ZipLink will provide read-only SNMP access to the extent technically feasible and subject to appropriate security to WNI for routers and other SNMP-managed equipment in the dedicated access facilities. ZipLink will also provide adequate backhaul capacity to its network to insure that all WNI traffic to and from its customers using ZipLink dial-in access is delivered to the dedicated access facilities.

                                   SCHEDULE D

                   LIST OF LOCAL ACCESS NUMBERS AND LOCATIONS

                  California

                    Hollywood               213.957.9226

                    Oakland                 510.835.4638

                    Los Angeles             213.621.2768
                    Palo Alto               415.327.9100

                    Pasadena                818.577.3927

                    San Diego               619.293.0205

                    San Francisco           415.243.0200

                    Santa Clara             408.988.5800

                  Connecticut

                    Hartford                860.509.3400

                    New Haven               203.781.0022

                    Stamford                203.964.0511

                  District of Columbia

                    Washington              202.638.4638

                  Illinois

                    Chicago                 312.360.2340

                    Elk Grove               847.427.2170

                    Hinsdale                630.241.5400

                    Northbrook              847.509.3380

                  Maryland

                    Baltimore               410.752.3214

                 Massachusetts

                  Andover                   508.933.1400

                  Ayer                      508.772.1156

                  Beverly                   508.720.1400

                  Boston                    617.824.4949

                  Brockton                  508.513.1400

                  Burlington                617,685.1400

                  Cambridge                 617.528.0400

                  Canton                    617.302.1400

                  Chelmsford                508.614.1400

                  Clinton                   508,368.7002

                  Fitchburg                 508,353.9000

                  Foxboro                   508,216.1400

                  Framingham                508.782.1400

                  Hopkinton                 508.435.5055

                  Lexington                 617.869.1400

                  Lynnfield                 617.406.1400

                  Malden                    617,870.1400

                  Mansfield                 508.594.1400

                  Marlboro                  508.382.1400

                  Northboro/Southboro       508.571.1400

                  Quincy                    617.691.1400

                  Randolph                  617.607.1400

                  Reading                   617.205.1400

                  Saugus                    617.417.1400

                  Shrewsbury                508.925.1400

                  Waltham                   617.370.1400

                  Westboro                  508.621.1400

                  Woburn                    617.994.1400

                  Worcester                 508.926.1400

                New Jersey

                  Newark                    201.557.6037

                New York

                  Bronx                     718.637.0898

                  Brooklyn                  718.355.6996

                  Central Islip
                 (Long Island)              516.787.1023

                  Garden City
                 (Long Island)              516.247.0023

                  Manhattan                 212.479.7000

                  White Plains              914.323.0364

                Pennsylvania

                  Philadelphia              215.440.7814

                Texas

                  Dallas                    214.744.4638

                  Houston                   713.767.1515

                                   SCHEDULE E

                         NETWORK SERVICES AND CONDITIONS

GENERAL TERMS

The WebTV Network.WebTV Networks, Inc. ("WebTV") hosts the WebTV Network, a fully integrated Internet service designed especially for the owners of a WebTV Product, such as, but not limited to, the Sony Internet Terminal, or the Philips Magnavox Multimedia Access Terminal.

The WebTV Network will connect you to the Internet using your WebTV Product and a television. Use of the WebTV Network is a service that is made available to owners of a WebTV Product on a subscription basis. To become a subscriber to the WebTV Network, you establish an account with WebTV using your WebTV compatible Internet terminal which is subject to certain terms and conditions established by WebTV. By registering for the WebTV Network, you accept and agree to comply with the Terms of Service as outlined below (collectively, the "Terms"), which Terms are subject to change by WebTV at any time.

CHANGES TO THE SERVICE. The WebTV Network, like the Internet itself, is in a process of near constant change. To keep up with the steady stream of new Web sites, new formats and new technologies being introduced on the Internet, the WebTV Network will continually be updated by WebTV. Most updates will be provided at no additional cost to your regular subscription fees, although some special updates may be only be available for an extra charge,

ACCEPTANCE OF CHANGES. You acknowledge that WebTV shall have the right to and may change the WebTV Network or the Terms at any time. Such changes to the Terms will become effective upon WebTV posting the revised Terms on the "WebTV Terms of Service" page (which can be found by choosing the WebTV logo on the WebTV Home page) and notifying to you of such change. If any changes made either to the WebTV Network or to the Terms (including new fees, should there be a change in the fees for the WebTV Network) are unacceptable to you, you agree that your sole remedy shall be to terminate your WebTV Network account in accordance with the procedures described below for termination. Continued use of the WebTV Network after notice of any revision of the Terms, however, shall be deemed as your acceptance of, and agreement to comply with, such revised Terms.

ACKNOWLEDGMENT OF NATURE OF INTERNET CONTENT. The WebTV Network is designed to provide you with access to the Internet. The Internet is a vast, global network of computers on which text, images, audio, software and other materials ("Materials") can be posted by a variety of means. The most common method used for posting information is through a Web site. People create individual Web sites, each with its own unique Web address, to organize and make accessible for public viewing any materials of their own choice. Other means for posting material include bulletin boards and Usenet news groups, that generally have information from a variety of sources. Anyone with access to the Internet can post Materials for public viewing and change or modify such Materials as often as they wish. This means that the nature, character, quality and accuracy of the Materials posted on Web sites varies as broadly as does human nature and that each Web site, itself, can vary from one day to the next. You acknowledge that you understand that Web sites that may be accessed through the WebTV Network may contain Materials that some people may find offensive or which are unsuitable for minors. Although such Materials can be accessed through use of the WebTV Network, you acknowledge and agree that WebTV is not responsible for and does not in any manner control or condone any Materials contained within any Web sites other than its own.

ACKNOWLEDGMENT OF LACK OF SECURITY ON INTERNET.
MOST INFORMATION THAT YOU SEND OR RECEIVE THROUGH THE INTERNET (E.G. E-MAIL MESSAGES, CREDIT CARD OR OTHER MONETARY TRANSACTIONS, CHAT MESSAGES, INFORMATION REQUESTED BY WEB SITES FOR YOU TO ENTER), UNLESS EXPLICITLY IDENTIFIED BY THE WEBTV NETWORK AS BEING SENT SECURELY, IS SENT OVER PUBLIC NETWORKS AND MAY BE SUBJECT TO INTERCEPTION OR EAVESDROPPING BY UNAUTHORIZED PARTIES. DO NOT SEND INFORMATION OVER THE INTERNET (ESPECIALLY CONFIDENTIAL INFORMATION THAT MAY BE REQUESTED BY A WEB SITE SUCH AS CREDIT CARD INFORMATION AND PERSONAL INFORMATION) THAT MAY BE MISUSED IF INTERCEPTED OR COPIED BY AN UNAUTHORIZED PARTY. YOU ACKNOWLEDGE AND AGREE THAT WEBTV IS NOT RESPONSIBLE FOR THE SECURITY OF INFORMATION THAT YOU SEND OR RECEIVE THROUGH THE INTERNET, AND YOU AGREE TO HOLD WEBTV HARMLESS FROM ANY RESULTS OF ANY SUCH INFORMATION BEING INTERCEPTED, COPIED OR USED BY ANOTHER PARTY.

USE OF THE WEBTV NETWORK
Subscription Account. To use the WebTV Network, an adult must register as the Primary User and establish the Primary User Account with WebTV. The Primary User agrees to pay the monthly subscription fee (payment terms are described below) when the Primary User Account is established with WebTV.

THE PRIMARY USER IS AN ADULT. Only an adult may register as a Primary User of the WebTV Network. No minor can register as a Primary User. If you are registering as a Primary User, you represent to WebTV that you are 18 years old or older and you agree to be responsible to WebTV for all usage on this account and ensure full compliance with these Terms by any other users. As the Primary User, you agree to provide accurate and complete registration information for yourself. You further agree that, should any information that you enter be found to be incorrect, WebTV would have the right to terminate your Primary User Account immediately.

SECONDARY USERS. A Primary User may sign up as many as four additional people as Secondary Users of the WebTV Network on a Primary User Account at no additional cost. All fees generated by a Secondary User in his or her use of the WebTV Network is the obligation of the Primary User that signed up the Secondary User and will be billed to the Primary User Account. As the Primary User, you agree to be responsible for the accurate registration of any Secondary User. You agree to have each Secondary User read through the Terms of Service Agreement (which can be found by choosing the WebTV logo on the WebTV Home page) and each Secondary User agrees to comply with the Terms. You agree to be responsible for the proper usage of the Service and compliance with the Terms by all Secondary Users.

USE AND PROTECTION OF PASSWORDS. A Primary User Account or a Secondary User Account that is established with password protection is considered a protected account. Where there is only a single user of a Primary User account, no password protection is required (although it is strongly recommended). Where there is more than one user, and especially where there is a minor who may become a Secondary User, password protection is required on the Primary User Account. Password protection also protects your account against unauthorized access or potentially harmful use (including unauthorized credit card purchases or sending of e-mail identified as coming from your account). Please select your password carefully. A "Secure Password" is at least 6 characters long and consists of both letters and numbers or other characters in a pattern that will not be found in any dictionary nor will be known by other persons. Passwords should be changed frequently, Because your password provides access to the WebTV Network, you agree not to disclose your password to any other person. In the event your password becomes known to any other person, you agree to immediately change your password. By not registering a Secure Password, you agree that any use of an unprotected Primary User Account or Secondary User Account is authorized use for which you are responsible.

USAGE BY MINORS. WebTV Network includes a screening technology, designed to restrict access by minors to Materials on the Internet that may be inappropriate for minors, that can be activated when setting up a Secondary User Account. Nonetheless, you acknowledge that Web site screening is an imperfect process and it may be possible for minors to access inappropriate Materials through use of the WebTV Network, despite use of the screening technology. If you desire to ensure that a minor does not access inappropriate Materials, you agree to physically secure the WebTV Product from the minor's reach or (i) monitor such minor's use of the WebTV Network, and (ii) select and safeguard Secure Passwords for the Primary User Account and all Secondary User Accounts. If you are unable to monitor use by a minor and do not wish such minor to potentially access any inappropriate Materials through the use of the WebTV Network or its services, you agree not to allow such minor to register as a Secondary User or to otherwise use or have access to the WebTV Network. The Primary User acknowledges that he or she understand that Materials on the Internet or communication from unauthorized persons through e-mail or chat groups could be potentially HARMFUL to a minor and the Primary User assumes full responsibility for the use of the WebTV Service by any minor.

USAGE OF MATERIALS, INFORMATION AND EQUIPMENT

PUBLIC DOMAIN AND COPYRIGHTED MATERIALS. Certain Materials available on the Internet are considered to be in the public domain and may be accessed, viewed, redistributed and downloaded by individuals generally. WebTV Networks bears no responsibility for, and you agree to assume all risks regarding, the determination of whether any given Materials are in the public domain and the appropriate use thereof Materials that are copyrighted may be viewed as presented and downloaded for personal use only. Unless permitted by the copyright holder, you agree not to alter, falsify, misrepresent, distribute or otherwise utilize copyrighted Materials for other purposes without the proper permission of the copyright owner. You agree that, with respect to your use of copyrighted Materials accessed through the WebTV Network, that you shall hold WebTV harmless for any improper usage by the Primary User or Secondary Users.

USAGE OF NETWORK SERVICES. The WebTV Network and its services are for the sole usage of registered Primary Users and their authorized Secondary Users and are not transferable to another Primary User. In addition, the right to use the accounts is subject to limits, policies and these Terms, as established by WebTV and as modified from time to time. Further, usage of the WebTV Network may be subject to changes in the nature or constraints of the Internet and of the capabilities and limitations of various contracted service providers. Although WebTV seeks to provide continuous and uninterrupted service, WebTV does not warrant that the WebTV Network will be accessible at all times or that any session will be uninterrupted. WebTV may, in its sole discretion and without prior notice (i) restrict or limit access to the WebTV Network; (ii) terminate a user account or user sessions at any time; or (iii) discontinue or modify any or all aspects of the WebTV Network or its services. You agree to indemnify and hold WebTV harmless from any claims of damages relating to interruptions or termination of service, whether intentional or due to technical problems,

PROVISION AND USAGE OF EQUIPMENT. The WebTV Network may only be used in connection with a WebTV Product. Any product labeled with a "WebTV" symbol may only be used with the WebTV

Network. As Primary User, you agree that neither you nor any Secondary User shall tamper with or permit any tampering or adjustment of any WebTV Product, whether or not the intention is to disassemble, decompile, create derivative works of, reverse engineer, modify, use for other purposes or repair. All such activity is strictly prohibited and may result in a termination of the Network service and the pursuit of other legal remedies.

E-MAIL MESSAGES, All registered Users may save e-mail messages in their own accounts up to time and space limits determined by WebTV. Users are required to delete old messages from the system to make room in their Mail boxes for more messages. From time to time, WebTV may need to make room for new messages and may delete old messages from a User's Mail box that is older than a certain date or that exceeds a certain limit of storage. WebTV Networks reserves the right to read, delete or to disclose to third parties the contents of e-mail which is lost, misdirected or of illegal nature. Most e-mail sent or received through the Internet is transmitted without encryption through public networks and may be subject to interception or eavesdropping by unauthorized parties. Do not send or request confidential information through e-mail. You agree to hold WebTV harmless from the result of any e-mail message being intercepted or copied by an unauthorized party.

USAGE OF SUBSCRIBER INFORMATION. The WebTV Network maintains records of certain user information pertaining to subscriptions and billing, user-selected options and preferences and service usage. WebTV reserves the right to and may, from time to time, share certain information with third parties at WebTV's sole discretion.

DISALLOWED BEHAVIORS

INAPPROPRIATE OR UNAUTHORIZED USAGE. You agree not to use the WebTV Network in any manner that does or would have a tendency to disrupt the normal use of the WebTV Network by other subscribers. In the event of any inappropriate or unauthorized usage, you may receive an e-mail warning or have your account temporarily suspended or, in WebTV's sole discretion, terminated. Be advised that certain unauthorized usage may subject you to civil and/or criminal liability. Without limit to the foregoing, you agree not to use the WebTV Network or its services to (i) make unauthorized attempts to access, use or change the systems, networks or accounts of others; or (ii) to send unsolicited messages, advertising or promotional Materials to third parties; or (iii) to use your access to the WebTV Network to provide a minor access to inappropriate Materials without the consent of the minor's parent or guardian.

NETWORK CONDUCT AND PROPER LANGUAGE. Conduct on the WebTV Network should conform with public standards of decency and decorum and right of quiet enjoyment. No user may disrupt, harass, defame or otherwise embarrass, cause discomfort to or become offensive to another person on the WebTV Network or on the Internet. Vulgarity and profanity within e-mail, chat groups or within user names is not permitted. There shall be no advertising to or solicitation of other users. WebTV reserves the right to prohibit the use of any user name and/or to make changes to any user name as WebTV, in its sole discretion, requires.

FALSE CREDIT INFORMATION. No Primary User may register for WebTV Network service using any expired, false or unauthorized credit card. Users are responsible for the security of their own credit cards and passwords and should notify WebTV promptly if (i) there is a change in the expiration date of a credit card; (ii) there is a change in the credit card billing information; or (iii), if there has been a breach of security, such as a theft of a card or a disclosure of a password.

PAYMENT OF FEES AND OTHER CHARGES

METHOD OF PAYMENT. The basic WebTV Network subscription fee is currently $19.95 per month (plus any applicable taxes), payable in advance, and covers all basic services provided by the WebTV Network for access to the Internet. The Primary User agrees to pay for the WebTV Network monthly subscription charge when the Primary User Account is activated and until the Primary User Account is terminated (as described below). The monthly subscription fee is subject to change upon 30 days notice.

AUTOMATIC CREDIT CARD PAYMENTS. Upon entry of the Primary User's credit card information during the WebTV Network registration process, the Primary User agrees that the monthly fee shall be deducted automatically on the first of each month from this same card until the Primary User Account is terminated. These automatic transactions are carried out securely and will show up on your monthly credit card statement as a WebTV Network subscription charge.

MAKING PURCHASES ON YOUR WEBTV ACCOUNT. The WebTV Service will provide a Primary or authorized Secondary User with the ability to purchase goods or services securely over the Internet using the credit card specified during the WebTV Network registration process from a vendor explicitly approved for transactions by WebTV with the designation "WEBTV SECURE". If a Primary User or an authorized Secondary User elect to make such a purchase, the Primary User agrees to authorize payment to the vendor for the purchased goods or services and authorizes WebTV to serve as the source of secure payment information to those vendors. The Primary User acknowledges and agrees that WebTV shall have no responsibility for any aspect of such transaction, neither delivery, suitability, satisfaction or returns of such goods or services and that WebTV shall be held harmless for its role of providing authorization for such purchases. The Primary User also acknowledges that he or she understands (i) that a purchase with the credit card used during the WebTV Network registration process can be easily made by an unauthorized person if there is not a Secure Password provided for each Primary User and Secondary User Account; (ii) that if a credit card number or other confidential information is provided to a vendor on the Internet who is not explicitly approved by WebTV with the designation "WEBTV SECURE", such confidential information may be subject to interception or copying by unauthorized parties. WebTV will be held harmless from the result of any confidential information sent to any vendor that is not explicitly approved by WebTV that is intercepted or copied by unauthorized parties,

OTHER PHONE CHARGES. All users are responsible for all their own telephone charges incurred for connecting WebTV through telecommunications network access nodes. You agree that WebTV shall have no responsibility or liability for any telephone charges, including but not limited to long distance charges, per minute surcharges or equipment or line costs incurred by users. All disputes between a user and his/her phone company are agreed to be solely between those two parties.

LACK OF PAYMENT. The Primary User agrees to provide payment in full of the WebTV Service subscription fees. In the event that payment for the WebTV Network is not provided on a timely basis, the Primary User agrees and acknowledges that WebTV shall have the right to terminate, suspend or restrict his or her access to the Service. WebTV reserves the right to pursue all legal remedies available to secure payment of any delinquent accounts.

REINSTATEMENT OF SERVICE. In the event that the Primary User decides to reactivate the WebTV Network service after a termination, the Primary User agrees to provide settlement of any outstanding balances on the account and pay a reactivation fee of US $10 for the set up of a new registration. WebTV shall have the right to require a full re-registration and to require submission of additional information as WebTV may request to verify user and credit information.

REFUNDS. WebTV Network fees are payable in advance for the monthly Service Period and are not refundable for any reason, in whole or in part after completion of the Service Period. Subscription fees that are pre-paid for a particular Service Period are refundable for unused portions of a Service Period from the date on which the Primary User notifies WebTV to close the Primary User Account. For the purposes of refunding unused portions, each month shall be considered to have thirty days, with a Service Period that commences on the first day of the month.

TERMINATION OF SERVICE
TERMINATION BY THE PRIMARY USER. The Primary User may terminate the Primary User Account (and thereby terminate all related Secondary User Accounts) at any time, without cause, but only upon notification to WebTV via the WebTV Network e-mail service (To: subscriptions @webtv.net) or by letter to WebTV (attention:
Subscription Services). Until such notification is received, the Primary User remains responsible for all charges incurred up to and including the effective date of termination. Cancellation notices received prior to 2:00 pm PST shall be effective the next day and notices received after 5:00 pm PST shall be effective on the second following day. Upon termination, The Primary and Secondary User WebTV Network registration and user information may be eliminated, including removal of e-mail archives, favorites and other stored user preferences.

TERMINATION BY WEBTV. WebTV may terminate the Primary User Account (and thereby terminate all related Secondary User Accounts) at any time with or without cause at WebTV's sole discretion. Upon such termination the Primary User will be notified by Postal Service mail at the address specified during the WebTV Network registration process. Such cancellations are only likely in the event of misuse of any part of the WebTV Product or the WebTV Network, delinquency in the payment of the Primary User Account, bad behavior on the Network or for disruption or termination of Internet service in your area, although all cancellations shall be entirely at WebTV's discretion.

DISCLAIMER AND INDEMNITY

DISCLAIMER. YOU AGREE THAT USE OF THE WEBTV NETWORK, ITS SERVICES AND ANY MATERIALS OBTAINED THROUGH USE OF THE WEBTV NETWORK TO ACCESS THE INTERNET IS AT YOUR SOLE RISK. NEITHER WEBTV NOR ITS INFORMATION PROVIDERS, LICENSORS, EMPLOYEES OR AGENTS WARRANT THAT THE WEBTV SERVICE WILL BE UNINTERRUPTED OR ERROR FREE NOR DO THEY MAKE ANY WARRANTY AS TO THE QUALITY, ACCURACY OR COMPLETENESS OF ANY MATERIALS AVAILABLE THROUGH USE OF THE WEBTV NETWORK OR ITS SERVICES. THE WEBTV NETWORK AND ITS SERVICES ARE MADE AVAILABLE ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND WEBTV EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT IN CONNECTION WITH THE WEBTV NETWORK AND ITS SERVICES. NEITHER WEBTV NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING OR DELIVERING THE WEBTV SERVICE SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE WEBTV SERVICE.

INDEMNITY. YOU AGREE TO INDEMNIFY AND HOLD WEBTV HARMLESS FROM AND AGAINST ANY AND ALL COSTS INCURRED BY WEBTV, INCLUDING BUT NOT LIMITED TO ATTORNEY'S FEES, AS A RESULT OF ANY CLAIMS ARISING FROM YOUR BREACH OF THESE TERMS OR OTHERWISE AS A RESULT OF YOUR USAGE OF THE WEBTV SERVICE.

OTHER PROVISIONS
EXPORT CONTROL. A WebTV Product may not be exported or re-exported outside of the United States without the appropriate United States and foreign government licenses. WebTV Products utilize sophisticated encryption technology which is currently not permitted to be exported without special licenses.

INTERPRETATION OF TERMS. In the event that any Term herein is held invalid by a court with jurisdiction over the parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and the remainder shall remain in full force and effect. The Terms shall be interpreted in all respects in accordance with the laws of the State of California, without reference to conflict of laws principles.

ENFORCEMENT. Any failure by WebTV to enforce strict performance of the Terms or to exercise its rights under the Terms, shall not be construed as a waiver or relinquishment of WebTV's right to assert provisions in other instances.

                                 AMENDMENT NO. 1

Amendment No. 1 dated May 13th, 1997 ("Amendment No. 1"), to the Agreement, dated October 23, 1996 (the "Agreement"), between ZipLink, LLC ("ZipLink") and WebTV Networks, Inc. ("WNI").

The parties entered into the Agreement pursuant to which Ziplink provides telecommunication services for the interconnection of WNI end users to WNI facilities.

The parties desire to amend the Agreement as follows:

1. Section 5.1.1 is replaced as follows:

WNI may terminate its obligations under this Agreement if ZipLink does not materially meet the performance standards set forth in Section 1.2 (the "Performance Breach") and ZipLink does not cure the Performance Breach within 90 days of receipt of written notice from WNI of its intent to terminate which notice shall describe clearly the Performance Breach.

2. All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above recited.

WEBTV NETWORKS, INC.                 ZIPLINK, LLC

By: /s/ William Yundt                By: /s/ Christopher Jenkins

Name: William Yundt                  Name: Christopher Jenkins

Title: Vice President                Title: President

                                 Amendment #2 to
                                 ZipLink - WebTV
                           Network Services Agreement

This Amendment is entered into effective as of February 1, 1998 ("Amendment Effective Date") by and between ZipLink, LLC ("ZipLink"), located at 40 Woodland Street, Hartford, CT 06105, and WebTV Networks Inc., a wholly owned subsidiary of Microsoft Corporation, located at 305 Lytton Avenue, Palo Alto, California 94301 ("WNI").

                                    RECITALS

The parties have entered into the ZipLink - WebTV Network Services Agreement as of October 23, 1996 ("Agreement").

The parties wish to amend the Agreement as follows:

                                    AMENDMENT


1. SECTION 7. Section 7 of the Agreement is deleted in its entirety and replaced with the following:


        7.      COMMITMENTS

        Effective March 1, 1998, on the first day of each month, WNI shall make a dollar commitment (a "Commitment") for the following month. Each Commitment shall be WNI"s minimum payment to ZipLink for the services provided by ZipLink under this Agreement for such month, whether or not such services are used by WNI or its customers.

        When WNI provides a new Commitment to ZipLink, ZipLink shall, within five (5) business days of receipt of a proposed Commitment from WNI, accept all or some of the proposed Commitment by notice to WNI. Failure to notify WNI within five (5) business days shall constitute acceptance by ZipLink of WNI"s proposed Commitment.

        All Commitments shall be equal to * or greater unless otherwise agreed by the parties; provided, however, that each Commitment shall be prorated downwards to the extent required by Section 2.3 of the Agreement. For example, if ten percent (10%) of ZipLink"s POPs are not meeting performance requirements per Section 2.3, a * Commitment for the month in question would be reduced to *.

        Commitments cover the cumulative traffic coming from the "Per Subscriber" pricing plan and the "Per Hour" pricing plan. Commitments do not require a dollar breakout between the two pricing plans.

2. SECTION 15.3. A new Section 15.3 is hereby added to the Agreement as follows:

        15.3 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's confidential or proprietary information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such confidential or proprietary information, provided that such party shall maintain the confidentiality of such confidential or proprietary information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to confidential or proprietary information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

3. SECTION 25. The second sentence of Section 25 is hereby deleted in its entirety.

4.      SCHEDULE B. Schedule B of the Agreement is amended as follows:

        a. The Per Subscriber Schedule of Section 1.1 of the Schedule is deleted in its entirety and replaced with the following effective December 1, 1997:

                       NO. OF SUBSCRIBERS         AMOUNT PER SUBSCRIBER

                                             *

         b. The Per Hour Schedule and the second paragraph of Section 1.2 of the Schedule are hereby deleted. Effective December 1, 1997, per hour pricing will be *, regardless of the commitment level.

        c. Section 2 of the Schedule is deleted in its entirety and replaced with the following:

                2. If WNI"s customers' usage is such that significant network resources beyond those anticipated are used, ZipLink and WNI will discuss compensation for ZipLink for the higher usage. A mutually agreed, in writing, pricing schedule may replace these schedules upon such agreement.

5. NEW SCHEDULES. Schedule D of the Agreement is deleted in its entirety and replaced with the Schedule D attached to this Amendment. A new Schedule E (Terms of Service) is added to the Agreement as attached to this Amendment

6. OTHER TERMS. Except as expressly amended above, all other terms of the Agreement shall continue in full force and effect. Except as otherwise expressly provided in this Amendment, the terms in this Amendment shall have the same meaning as set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the Effective Date.

WEBTV NETWORKS, INC                          ZIPLINK, L.L.C.

By: /s/ William Yundt                        By: /s/ Christopher Jenkins

Name (print): William Yundt                  Name (print): Christopher Jenkins

Title: Vice-President                        Title: President

Date: 3/4/98                                 Date: 2/23/98

                                   SCHEDULE D
                                    POP LIST

               213-330-2255         "Los Angeles, CA"
               213-331-2255         "LA Zone Two, CA"
               213-332-2255         "LA Zone Four, CA"
               213-474-2255         "LA Zone Three, CA"
               213-475-2255         "LA Zone Four, CA"
               213-476-2255         "LA Zone Four, CA"
               213-477-2255         "LA Zone Four, CA"
               213-490-2255         "Montebello, CA"
               213-524-2255         "LA Zone Four, CA"
               213-527-2255         "LA Zone Four, CA"
               213-529-2255         "LA Zone Four, CA"
               213-531-2255         "LA Zone Four, CA"
               213-601-2255         "LA Zone Four, CA"
               213-602-2255         "LA Zone Four, CA"
               213-603-2255         "LA Zone Four, CA"
               310-507-2255         "Carson, CA"
               310-734-2255         "Beverly Hills, CA"
               310-735-2255         "Compton, CA"
               310-736-2255         "Culver City, CA"
               310-765-2255         "El Segundo, CA"
               310-819-2255         "Gardena, CA"
               310-844-2255         "Hawthorne, CA"
               310-846-2255         "Inglewood, CA"
               310-953-2255         "Torrance, CA"
               408-273-2255         "San Jose North, CA"
               408-490-2255         "San Jose West, CA"
               408-990-2255         "Sunnyvale, CA"
               415-659-2255         "San Francisco: Central, CA"
               415-680-2255         "San Francisco: Evergreen, CA"
               415-840-2255         "San Francisco: Juniper, CA"
               510-214-2255         "Oakland: Alameda, CA"
               510-255-2255         "Orinda, CA"
               510-269-2255         "Oakland: Fruitvale, CA"
               510-285-2555         "Oakland: Main-Piedmont, CA"
               510-298-2255         "Lafayefte, CA"
               510-404-2255         "FremontNewark:Greenleaf, CA"
                                                             ftplist

               510-557-2255         "Dublin: San Ramon, CA"
               510-731-2255         "Hayward, CA"
               510-771-2255         "Fremont-Newark: Oliver, CA"
               510-789-2255         "Fremont-Newark: Main, CA"
               510-826-2255         "Concord, CA"
               510-854-2255         "Danville, CA"
               510-877-2255         "Oakland: Trinidad, CA"
               510-948-2255         "Walnut Creek, CA"
               510-982-2255         "Oakland: Berkeley, CA"
               619-210-2255         "Chula Vista, CA"
               619-212-2255         "El Cajon, CA"
               619-215-2255         "Coronado, CA"
               619-410-2255         "La Jolla, CA"
               619-415-2255         "La Mesa, CA"
               619-419-2255         "National City, CA"
               619-716-2255         "Rancho Bernardo, CA"
               619-880-2255         "San Diego (Mira Mesa), CA"
               619-881-2255         "San Diego, CA"
               626-532-2255         "El Mnte, CA"
               626-639-2255         "Pasendena, CA"
               650-226-2255         "San Carlos, CA"
               650-238-2255         "South San Francisco, CA"
               650-429-2255         "Mountain View, CA"
               650-481-2255         "Redwood City, CA"
               650-651-2255         "Millbrae, CA"
               650-653-2424         "San Mateo, CA"
               650-687-2255         "Palo Alto, CA"
               714-481-2255         "Santa Anna/Tustin, CA"
               714-591-2255         "Garden Grove, CA"
               714-676-2255         "Buena Park, CA"
               714-763-2255         "Cypress, CA"
               714-782-2255         "Anaheim, CA"
               714-869-2255         "Fullerton, CA"
               714-923-2255         "Orange, CA"
               714-930-2255         "Irvine, CA"
               714-983-2255         "Placentia, CA"
               714-988-2255         "Brea, CA"
               760-710-2255         "Oceanside: Carlsbad, CA"
               818-531-2255         "Burbank, CA:"
               818-638-2255         "Glendale, CA"
               818-742-2255         "Van Nuys, CA"
               860-509-3400         "Hartford, CT"
               203-781-0022         "New Haven, CT"
                                                              ftplist

                203-964-0511          "Stamford, CT"
                860-941-2020          "Hartford, CT"
                312-895-4410          "Franklin, IL"
                630-563-4410          "Elmhurst, IL"
                630-566-4410          "Aurora, IL"
                630-578-4410          "Geneva, IL"
                630-929-4410          "Downers Grove, IL"
                630-982-4410          "Big Rock, IL"
                708-570-4410          "Tinley Park, IL"
                708-575-4410          "Chicago Heights, IL"
                708-585-4410          "Calumet City, IL"
                708-810-4410          "Beecher, IL"
                708-876-4410          "Oaklawn, IL"
                773-353-4410          "Newcastle, IL"
                773-353-4410          "S. Chicago, IL"
                815-327-4410          "Plainfield, IL"
                815-328-4410          "Lockport, IL"
                815-331-4410          "McHenry, IL"
                815-333-4410          "Woodstock, IL"
                815-346-4410          "Gardner, IL"
                815-352-4410          "Kankakee, IL"
                815-361-4410          "Manhattan, IL"
                815-364-4410          "Morris, IL"
                815-366-4410          "Ottowa, IL"
                815-371-4410          "Utica, IL"
                815-377-4410          "Crescent City, IL"
                815-846-4410          "Joliet, IL"
                847-556-4410          "Evanston, IL"
                847-557-4410          "Libertyville, IL"
                847-5744410           "Lakeforest, IL"
                847-589-4410          "Antioch, IL"
                847-594-4410          "Algonquin, IL"
                847-6284410           "Elgin, IL"
                847-655-4410          "Park Ridge, IL"
                847-7924410           "Hampshire, IL"
                847-879-4410          "Elk Grove, IL"
                847-919-4410          "Northbrook, IL"
                301-337-0337          "Gaithersburg, MD"
                410-487-0487          "Glenburnie, MD"
                410-616-0264          "Towson, MD"
                410-752-3214          "Baltimore, MD"
                410-753-0753          "Pikesville, MD"
                410-891-0891          "Cockysville, MD"
                                                              ftplist

                202-478-2255          "Washington, DC"
                301-296-0296          "Washington, DC"
                301-348-0348          "Washington, DC"
                301-364-0364          "Washington, DC"
                301-755-0755          "Washington, DC"
                301-778-0778          "Washington, DC"
                301-968-0468          "Washington, DC"
                413-228-1400          "Palmer, MA"
                413-332-1400          "Lenox, MA"
                413-426-1400          "Holyoke, MA"
                413-541-1400          "Gr Barrington, MA"
                413-643-1400          "Gilbertville, MA"
                413-740-1400          "Cummington, MA"
                413-771-1400          "Blandford, MA"
                413-825-1400          "Amherst, MA"
                413-895-1400          "Adams, MA"
                508-216-1400          "Foxboro, MA"
                508-228-7934          "Nantucket, MA"
                508-248-5690          "Charlton, MA"
                508-252-5592          "Rehoboth, MA"
                508-252-5875          "Rehoboth, MA"
                508-252-5916          "Rehoboth, MA"
                508-252-5918          "Rehoboth, MA"
                508-278-6520          "Uxbridge, MA"
                608-300-1400          "Fall River, MA"
                508-302-1400          "Framingham, MA"
                508-349-1272          "Wellfleet, MA"
                508-362-9869          "Barnstable, MA"
                508-430-8528          "Harwich, MA"
                508-478-3051          "Hopedale, MA"
                508-487-2745          "Provincetown, MA"
                508-519-1400          "Worcester, MA"
                508-528-9212          "Franklin, MA"
                508-529-6430          "Upton, MA"
                508-563-3170          "Cataumet, MA"
                508-571-1400          "Northboro/Southboro, MA"
                508-583-9072          "Brockton, MA"
                508-594-1400          "Mansfield, MA"
                508-621-1400          "Westboro, MA"
                508-696-5810          "Vineyard Haven, MA"
                508-698-2880          "Foxboro, MA"
                508-747-6218          "Plymouth, MA"
                508-748-9651          "Marion, MA"
                                                              ftplist

                508-804-6100          "Marlboro, MA"
                508-829-9750          "Holden, MA"
                508-903-6100          "Natick, MA"
                508-925-1400          "Shrewsbury, MA"
                617-328-4996          "Quincy, MA"
                617-507-1400          "Boston, MA"
                617-588-3555          "Cambridge, MA"
                617-692-6400          "Boston, MA"
                617-812-1400          "Cambridge, MA"
                617-831-2255          "Newton, MA"
                617-983-3101          "Jamaica Plain, MA"
                617-992-2255          "Brookline, MA"
                781-205-1400          "Reading, MA"
                781-207-1400          "Waltham, MA"
                781-302-1400          "Canton, MA"
                781-370-1400          "Waltham, MA"
                781-391-9360          "Medford, MA"
                781-406-1400          "Lynnfield, MA"
                781-440-0016          "Norwood, MA"
                781-551-9550          "Norwood, MA"
                781-582-1093          "Kingston, MA"
                781-607-1400          "Randolph, MA"
                781-658-2255          "Medford, MA"
                781-685-1400          "Burlington, MA"
                781-749-3967          "Hingham, MA:"
                781-749-5240          "Hingham, MA"
                781-749-8740          "Hingham, MA"
                781-749-7654          "Hingham, MA"
                781-778-2255          "Lexington, MA"
                781-853-0511          "Revere, MA"
                781-994-1400          "Woburn, MA"
                781-998-1400          "Burlington, MA"
                978-218-6100          "Sudbury, MA"
                978-241-6100          "Haverhill, MA"
                978-283-2372          "Gloucester, MA"
                978-310-6100          "Hudson, MA"
                978-326-6100          "Peabody, MA"
                978-345-9290          "Fitchburg, MA"
                978-363-1850          "W Newbury, MA"
                978-363-1853          "West Newbury, MA"
                978-363-2746          "West Newbury, MA"
                978-363-8187          "West Newbury, MA"
                978-418-1400          "Lowell, MA"
                                                              ftplist
               978-463-3720           "Salisbury, MA"
               978-469-0788           "Haverhill, MA"
               978-552-6100           "Lawrence, MA"
               978-597-1880           "Townsend, M:"
               978-597-2802           "Townsend, M:"
               978-597-2904           "Townsend, MA"
               978-597-5614           "Townsend, MA"
               978-597-5980           "Townsend, MA"
               978-614-1400           "Chelmsford, MA"
               978-630-2040           "Gardner, MA"
               978-724-3422           "Petersham, MA"
               978-772-6050           "Ayer, MA"
               978-825-0811           "Salem, MA"
               978-838-9930           "Berlin, MA"
               978-887-9002           "Topsfield, MA"
               978-889-6100           "Maynard, MA"
               978-933-1400           "Andover, MA"
               978-964-2255           "Billerica, MA"
               201-557-6037           "Jersey City/Newark, NJ"
               212-655-3124           "Manhattan, NY"
               516-247-0023           "Garden City, NY"
               516-787-1023           "Central Islip, NY"
               718-355-6996           "Brooklyn, NY"
               718-637-0898           "Bronx, NY"
               914-323-0364           "White Plains, NY"
               215-440-7814           "Philadelphia, PA"
               610-226-2255           "Collegeville, PA"
               610-228-2255           "Philadelphia, PA"
               610-229-2255           "Philadelphia, PA"
               610-230-2255           "Philadelphia, PA"
               610-234-2255           "Philadelphia, PA"
               610-235-2255           "West Chester, PA"
               214-210-2255           "Dallas, TX"
               713-767-1515           "Houston, TX"
               972-375-2255           "Grand Prarie, TX"
               404-965-2255           "Atlanta, GA"
               770-225-2255           "Chamblee, GA"
               770-250-2255           "Marieffa, GA"
               770-308-2255           "Smyma, GA"
               770-325-2255           "Norcross, GA"
               305-908-9329           "Miami, FL"
               561-515-8027           "West Palm Beach, FL"
               561-962-0041           "Boca Raton, FL"
               954-745-8024           "Ft. Lauderdale, FL"
                                                              altftplist

             864-260-9049               "Anderson, SC"
             504-387-0149               "Baton Rouge, LN"
             704-335-0409               "Charlotte, NC"
             915-496-9504               "El Paso, TX"
             864-232-6976               "Greenville, SC"
             904-353-8882               "Jacksonville, FL"
             606-258-7894               "Lexington, KY"
             502-719-9947               "Louisville, KY"
             334-323-9947               "Montgomery, AL"
             504-568-1910               "New Orleans, LA"
             602-308-8000               "Phoenix, AZ"
             919-790-1053               "Raleigh, NC"
             864-573-9947               "Spartanburg, SC"
             813-277-9657               "Tampa, FL"
             520-547-9947               "Ruscon, AZ"
             864-261-9947               "Anderson, SC"

                                  AMENDMENT #3
                                       TO
                                 ZIPLINK - WEBTV
                           NETWORK SERVICES AGREEMENT


This Amendment is entered into as of March 9, 1999 by and between ZIPLINK, LLC, located at 900 Chelmsford Street, Lowell, Massachusetts 01851 and WEBTV NETWORKS, INC. ("WNI") a wholly owned subsidiary of Microsoft Corporation, located at 305 Lytton Avenue, Palo Alto, California 94301.

This Amendment amends the Network Services Agreement dated October 23, 1996 between ZipLink and WNI as amended by Amendment #1 dated May 13, 1997 and Amendment #2 dated February 28, 1998 (collectively, the "Agreement"). Initial capitalized term shall have the meaning assigned to them in the Agreement. This Amendment is entered into in recognition of ZipLink's being a leading provider of internet connectivity to WNl. Effective immediately the Agreement is amended as follows:

        1. SECTION 2.3 Section 2.3 of the Agreement is amended to provide that Connection Success Ratio shall be reduced from * to * and shall be measured in the aggregate across all dial up POPS.

        2. SECTION 4 Section 4 of the Agreement is amended to extend the initial term until December 31, 2000.

        3.      SECTION 5 Section 5.1.3 is replaced with the following:

                Either party may terminate this Agreement for convenience and without cause after giving the other party 90 days prior written notice. In the event of any termination under this Section 5.1.3 by either party, ZipLink will maintain service availability through a rampdown period which will start at the end of the 90 day notice period, or sooner if mutually agreed. The maximum number of subscribers that can be ramped down by WNI each month after the 90 day notice period is 12.5% of the number of users at the start of the notice period. Eight months after the beginning of the rampdown period, any remaining WNI users may be removed.

        4. SECTION 7 The Commitment specified in Section 7 of the Agreement shall be increased from * per month to * per month.

        5. SUBSECTION OF SCHEDULE B The Per Subscriber Schedule of Section l.l of the Schedule is deleted in it's entirety and replaced with the following, effective December 1, 1997:

                NO. OF SUBSCRIBERS                AMOUNT PER SUBSCRIBER

                                           *


All of the other terms of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties have set their hands and seals as to the date first above recited.

        WEBTV NETWORKS, INC.                  ZIPLINK, LLC


        By: /s/ William Yundt                 By: /s/ Christopher Jenkins

        Its: Vice-President                   Its: President